SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 22, 2004

Commission File Number: 1-14222

SUBURBAN PROPANE PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	22-3410353
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

240 Route 10 West
Whippany, N.J. 07981
(973) 887-5300
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Exhibit Index on Page 4

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

99.1	Press Release of Suburban Propane Partners, L.P. dated April 22, 2004, describing our Fiscal 2004 Second Quarter Financial Results and Distribution Declaration.

ITEM 12.    RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The following information, including the exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On April 22, 2004, Suburban Propane Partners, L.P. issued a press release (the "Press Release") describing our Fiscal 2004 Second Quarter Financial Results and Distribution Declaration. A copy of the Press Release has been furnished as Exhibit 99.1 to this Current Report.

Within the Press Release, we reference certain non-GAAP financial measures; including earnings before interest, taxes, depreciation and amortization ("EBITDA"). Additionally, we discuss EBITDA, net income and net income per Common Unit, excluding the impact of unrealized (non-cash) gains and losses attributable to the mark-to-market activity on derivative instruments recorded in accordance with Statement of Financial Accounting Standards No. 133 ("FAS 133").

We provide these non-GAAP financial measures because we believe that they assist the investment community in properly assessing our liquidity on a year-over-year basis. In addition, we believe that these non-GAAP financial measures provide useful information to investors and industry analysts to facilitate the comparison of cash flows between reporting periods for purposes of evaluating our ability to meet our debt service obligations and to pay our quarterly distributions. Moreover, our senior note agreements and our revolving credit agreement require us to use EBITDA as a component in calculating our leverage and interest coverage ratios. A reconciliation of EBITDA to cash flow provided by operating activities (the most comparable GAAP measure) is presented in the Press Release furnished as Exhibit 99.1 to this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUBURBAN PROPANE PARTNERS, L.P.
April 22, 2004	By: /s/ Janice G. Meola
Name: Janice G. Meola Title: Vice President, General Counsel and Secretary

EXHIBITS

Exhibit No.	Exhibit
99.1	Press Release of Suburban Propane Partners, L.P. dated April 22, 2004, describing our Fiscal 2004 Second Quarter Financial Results and Distribution Declaration